Exhibit 99.1

Cutera Announces First Quarter 2023 Financial Results

May 9, 2023

Placed more than 350 AviClear devices during Q1 2023, and generated $4.4M in AviClear revenue in the quarter

BRISBANE, Calif.--(BUSINESS WIRE)--May 9, 2023-- Cutera, Inc. (Nasdaq: CUTR) ("Cutera" or the "Company"), a leading provider of aesthetic and dermatology solutions, today reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial and Operational Highlights

- Consolidated revenue of $55.0 million, a decrease of 5% as reported and a decrease of 1% in constant currency from the prior-year period.
- During Q1 2023, the Company generated $4.4 million in AviClear revenue, consisting of treatment revenue and device license fees.
- AviClear placements exceeded 350 during Q1 2023, bringing cumulative placements to over 950 units.
- GAAP Gross margin of 45.3% in the quarter, compared to 54.8% in the prior-year period.
  - In constant currency terms, Q1 2023 GAAP Gross Margin was 47.4%, and non-GAAP Gross Margin was 51.0%
- GAAP Operating expenses were $48.5 million in the quarter, compared to $44.9 million in the prior-year period. Operating expenses during the period included $10.1 million in AviClear spending.
- GAAP Net loss was $25.0 million, compared to a Net loss of $15.1 million in the prior-year period.
- Adjusted EBITDA was a loss of $14.5 million, compared to a loss of $3.8 million in the prior-year period.
  - Core adjusted EBITDA was a loss of $8.5 million as reported and a loss of $6.8 million in constant currency.
  - AviClear adjusted EBITDA was a loss of $6.0 million.

		% Change vs Three Months Ended March 31, 2022			Three Months Ended March 31, 2023	
Key Revenue Metrics	**Three Months Ended March 31, 2023**	**Reported**	**Constant Currency**	**Key Profit Metrics**	**Reported**	**Constant Currency**
Capital Equipment	**$33.3**	**-9%**	**-6%**	*GAAP Margin %*	45.3%	47.4%
Skincare	*$8.1*	*-30%*	*-19%*	*Non-GAAP Margin %*	49.1%	51.0%
Consumables	*$3.7*	*-4%*	*-1%*	Adjusted EBITDA - Core	*($8.5)*	($6.8)
Service	*$5.4*	*-9%*	*-6%*	Adjusted EBITDA - AviClear	*($6.0)*	($6.0)
AviClear	*$4.4*	*N/A*	*N/A*	Adjusted EBITDA - Total	*($14.5)*	($12.8)
Recurring	**$21.7**	**1%**	**8%**	*Adjusted EBITDA Margin %*	*-26.4%*	-22.1%
Total Revenue	**$55.0**	**-5%**	**-1%**			

"First quarter performance was below expectations due to execution challenges in the business and certain operational events including an undue focus on AviClear placements that diverted attention from North America core capital sales, as well as an extended plant shutdown that affected sales and margin. However, even though it's been only a few weeks since I stepped into the Interim CEO role, it is clear to me that Cutera has great potential and that we can overcome our execution and operational challenges. I believe our core business continues to have great potential and I am especially encouraged by the placement of over 350 AviClear devices during Q1 2023, bringing cumulative placements to nearly 1,000 and highlighting the strong market acceptance of this revolutionary new offering for the treatment of acne," commented Sheila Hopkins, Interim Chief Executive Officer of Cutera, Inc.

Hopkins continued, "I remain excited about the future of Cutera and confident in our ability to improve our performance. We have technology and products that are excellent, differentiated, and well-liked by our customers, and we have a talented team that shares a strong commitment to our mission and a belief in the long-term vision for the business. As we look ahead, we believe our focus on improving execution will allow us to increase adoption and utilization of AviClear while driving growth in our core business."

CFO Transition

Cutera also announced the appointment of Stuart Drummond as Interim Chief Financial Officer, succeeding Rohan Seth, who has stepped down from the Company. Mr. Drummond brings over 20 years of experience leading and developing finance teams in the technology and manufacturing sectors. He joined

Cutera in 2021 as Vice President and Corporate Controller and has been a senior leader of the finance team. Hopkins added, “We appreciate Stuart’s willingness to step up as Interim CFO and ensure continuity of leadership at such a critical time for our Company. Stuart knows our Company well, and we are fortunate to have someone of his caliber lead the finance team during this transitional period. A CFO search process has been underway as part of ongoing leadership planning and is being overseen by the Audit Committee of the Board and with the assistance of a leading executive search firm. We look forward to identifying the right candidate for the role.” Conference Call The Company’s management will host a conference call to discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating in the call will be Sheila Hopkins, Interim Chief Executive Officer, Stuart Drummond, Interim Chief Financial Officer, and Greg Barker, Vice President of FP&A and Investor Relations. To participate in the conference call, dial 1-800-319-4610 (domestic) or +1-631-891-4304 (international). The call will also be a webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. About Cutera, Inc. Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com. *Use of Non-GAAP Financial Measures In this press release, to supplement the Company’ s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for gross margin, gross margin rate, and operating income. Non-GAAP adjustments include stock-based compensation, depreciation and amortization including contract acquisition costs, executive and other non-recurring severance costs, enterprise resource planning (“ERP”) implementation costs, and certain legal and litigation costs. From time to time in the future, there may be other items that we may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The Company defines adjusted EBITDA as operating income before depreciation and amortization, stock-based compensation, executive and non-recurring severance costs, ERP implementation costs, and costs related to a specific litigation. Company management uses non-GAAP measurements as aids in monitoring the Company’ s ongoing financial performance from quarter to quarter, and year to year, and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per share exclude the following: Stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to the Company’s employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expenses related to grants of options, employee stock purchase plans, and performance and restricted stock. Depending upon the size, timing, and terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies; Depreciation and amortization, including contract acquisition costs. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations; Executive and other non-recurring severance costs. We have excluded costs associated with restructuring activities and the separation of our officers and other executives in calculating our non-GAAP operating expenses and non-GAAP Operating Income. We have excluded restructuring costs because a restructuring represents a discrete event that signifies a change in our strategy, but its costs are not indicative of the ongoing financial performance of our business. We exclude executive separation costs because executive separations are unpredictable and not part of our business strategy but could have a significant impact on the results of operation; ERP implementation costs. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and Certain legal and litigation costs. We have excluded costs incurred related to our litigation against Lutronic Aesthetics, which is not part of our ordinary course of business. Our complaint against Lutronic alleges misappropriation of trade secrets, violation of the Racketeer Influenced and Corrupt Organizations Act (RICO), interference with contractual relations and other claims. We exclude these costs because this litigation is a result of a discrete event that was not part of our business strategy but has a significant effect on the results of operations. Its costs are incidental to and do not reflect the efficiencies and effectiveness of our core operations. The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations. Safe Harbor Statement Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include but are not limited to, Cutera’ s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects, or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’ s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions or the negative of these terms or similar expressions. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’ s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera. All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates concerning those or other forward-looking statements. Cutera’s financial performance for the first quarter ended March 31, 2023, as discussed in this release, is preliminary and unaudited, and subject to adjustment. CUTERA, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited) March 31, December 31, 2023 2022 Assets Current assets: Cash and cash equivalents $ 166,828 $ 145,924 Marketable securities 100,823 171,390 Accounts receivable, net 52,138 45,562 Inventories 71,819 63,628 Other current assets and prepaid expenses 26,156 24,036 Restricted cash 700 700 Total current assets 418,464 451,240 Property and equipment, net 53,016 40,368 Deferred tax asset 577 590 Goodwill 1,339 1,339 Operating lease right-of-use assets 12,059 12,831 Other long-term assets 14,343 14,620

Total assets $ 499,798 $ 520,988 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 35,169 $ 33,736 Accrued liabilities 58,660 57,452 Operating leases liabilities 2,722 2,810 Deferred revenue 12,243 11,841 Total current liabilities 108,794 105,839 Deferred revenue, net of current portion 1,643 1,657 Operating lease liabilities, net of current portion 10,652 11,352 Convertible notes, net of unamortized debt issuance costs 417,011 416,459 Other long-term liabilities 711 862 Total liabilities 538,811 536,169 Stockholders’ equity: Common stock 20 20 Additional paid-in capital 126,504 125,406 Accumulated other comprehensive loss (8) (94) Accumulated deficit (165,529) (140,513) Total stockholders’ equity (39,013) (15,181) Total liabilities and stockholders’ equity $ 499,798 $ 520,988 CUTERA, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited) Three Months Ended March 31, March 31,

2023 2022 Products $ 49,588 $ 52,066 Service 5,405 5,948 Total net revenue 54,993 58,014 Products 27,231 22,912 Service 2,835 3,314 Total cost of revenue 30,066 26,226 Gross margin 24,927 31,788 Gross margin % 45.3% 54.8 % Operating expenses: Sales and marketing 29,512 24,944 Research and development 6,468 6,499 General and administrative 12,516 13,502 Total operating expenses 48,496 44,945 Loss income from operations (23,569) (13,157) Interest and other expense, net Interest on convertible notes (2,939) (778) Amortization of debt issuance costs (552) (219) Interest income (expense), net 2,479 (144) Other expense, net (163) (611) Loss before income taxes (24,744) (14,909) Income tax expense 272 233 Net loss $ (25,016) $ (15,142) Net loss per share: Basic $ (1.26) $ (0.84) Diluted $ (1.26) $ (0.84) Weighted-average number of shares used in per share calculations:

Basic 19,776 18,080 Diluted 19,776 18,080 CUTERA, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited) Three Months Ended March 31, March 31, 2023 2022 Cash flows from operating activities: Net loss $ (25,016) $ (15,142) Adjustments to reconcile net loss to net cash provided used in operating activities: Stock-based compensation 3,386 4,043 Depreciation and amortization 1,409 427 Amortization of contract acquisition costs 2,178 652 Amortization of debt issuance costs 552 219 Deferred tax assets 13 41 Provision for credit losses 488 192 Loss on sale of property and equipment—14 Unrealized gain on foreign exchange forward (623)—Non-cash interest income (880)—Changes in assets and liabilities: Accounts receivable (7,064) (1,912) Inventories (8,191) (12,177) Other current assets and prepaid expenses (2,053) (5,611) Other long-term assets (2,011) (385) Accounts payable (1,330) 5,755 Accrued liabilities 1,706 (5,989)

Operating leases ,net (16) 30 Deferred revenue 388 239 Net cash used in operating activities (37,064) (29,604) Cash flows from investing activities: Acquisition of property, equipment and software (11,153) (321) Purchase of marketable investments (23,467) (74,058) Proceeds from maturities of marketable investments 95,000—Net provided by (used in) cash used in investing activities 60,380 (74,379) Cash flows from financing activities: Proceeds from exercise of stock options and employee stock purchase plan 109 151 Taxes paid related to net share settlement of equity awards (2,397) (2,450) Payments on capital lease obligation (124) (150) Net cash used in financing activities (2,412) (2,449) Net increase (decrease) in cash, cash equivalents and restricted cash 20,904 (106,432) Cash, cash equivalents, and restricted cash at beginning of period 146,624 164,864 Cash, cash equivalents, and restricted cash at end of period $ 167,528 $ 58,432 CUTERA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (in thousands, except percentage data) (unaudited) Three Months Ended % Change March 31, March 31, 2023 Vs 2023 2022 2022 Revenue By Geography: North America $ 27,669 $ 28,853 -4.1 % Japan 12,908 17,503 -26.3 % Rest of World 14,416 11,658 +23.7%

Total Net Revenue $ 54,993 $ 58,014 -5.2 % International as a percentage of total revenue 49.7% 50.3 % Revenue By Product Category: Systems—North America $ 17,959 $ 22,707 -20.9%—Rest of World (including Japan) 15,358 13,807 +11.2 % Total Systems 33,317 36,514 -8.8 % AviClear 4,395—NA Consumables 3,744 3,903 -4.1 % Skincare 8,132 11,649 -30.2 % Total Products 49,588 52,066 -4.8 % Service 5,405 5,948 -9.1 % Total Net Revenue $ 54,993 $ 58,014 -5.2 % Three Months Ended March 31, March 31, 2023 2022 Pre-tax Stock-Based Compensation Expense: Cost of revenue $ 364 $ 459 Sales and marketing 1,148 576 Research and development 693 980 General and administrative 1,181 2,028 $ 3,386 $ 4,043 CUTERA, INC. Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (in thousands) (unaudited)

Three Months Ended March 31, 2023	Gross Profit	Gross Margin		Operating Income	
Reported	$ 24,927	45.3	%	$ (23,569	)
Adjustments:					
Depreciation and amortization including contract acquisition costs	1,599	3.0	%	3,587	
Stock-based compensation	364	0.6	%	3,386	
ERP implementation cost	-	-		518	
Legal - Lutronic	-	-		652	
Severance	119	0.2	%	315	
Other adjustments	-	-		585	
Total adjustments	2,082	3.8	%	9,043	
Adjusted	$ 27,009	49.1	%	$ (14,526	)

Three Months Ended March 31, 2022	Gross Profit	Gross Margin		Operating Income	
Reported	$ 31,788	54.8	%	$ (13,157	)
Adjustments:					
Depreciation and amortization including contract acquisition costs	76	0.1	%	1,079	
Stock-based compensation	459	0.8	%	4,043	
ERP implementation cost	-	-		3,976	
Legal - Lutronic	-	-		254	
Severance	-	-		-	
Other adjustments	-	-		-	
Total adjustments	535	0.9	%	9,352	
Adjusted	$ 32,323	55.7	%	$ (3,805	)

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Cutera, Inc.
Greg Barker
VP, Corporate FP&A and Investor Relations
415-657-5500
IR@cutera.com

Source: Cutera, Inc.